AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Amendment”) dated as of March 22, 2012, by and between CorMedix Inc., a Delaware corporation with principal executive offices at 745 Route 202-206 South, Suite 303, Bridgewater, NJ 08807  (the “Company”), and Brian Lenz, residing at 29 Arrowhead Drive, Neshanic Station, NJ 08853  (the “Executive”).

WHEREAS, the Company and Executive entered into that certain Employment Agreement, dated as of February 4, 2010 (the “Employment Agreement”), as amended by that certain Amendment to the Employment Agreement, dated as of January 14, 2011 (the “Existing Employment Agreement”);

WHEREAS, the Company and Executive wish to amend the terms of the Existing Employment Agreement to modify the Executive’s compensation upon termination; and

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.           Defined Terms.  All capitalized terms contained in this Amendment shall, for the purposes hereof, have the same meaning ascribed to them in the Existing Employment Agreement unless the context hereof clearly provides otherwise or unless otherwise defined herein.

2.           Amendments.  The Existing Employment Agreement is hereby amended as follows:

(a)           Section 9(d) of the Existing Employment Agreement is hereby deleted and replaced in its entirety with the following:

“If the Executive’s employment is terminated by the Company (or its successor) within two (2) months prior to or six (6) months following the occurrence of a Change of Control, then the Company (or its successor, as applicable) shall: (i) continue to pay to the Executive his Base Salary and benefits for a period of six (6) months following the termination of the Term (such period of payment is referred to herein as the “Section 9(d) Termination Benefits Period”), or, in the case of benefits, such time as the Executive receives equivalent coverage and benefits under plans and programs of a subsequent employer; (ii) pay the Guaranteed Bonus pro rated to the date of Executive’s termination; and (iii) provide such other or additional benefits, if any, as may be provided under applicable employee benefit plans, programs and/or arrangements of the Company. In addition, all Restricted Shares and Stock Options shall be accelerated and deemed to have vested as of the termination date. Stock Options that have vested as of the Executive’s termination shall remain exercisable for ninety (90) days following such termination. Notwithstanding anything to the contrary, if any of the Executive’s benefits pursuant to Section 9(d)(i) hereof cannot be provided to former employees, the Company shall provide the Executive, in a single lump sum payment within ninety (90) days of separation from service, with payment in whatever amount is necessary for the Executive to purchase the equivalent benefit(s), with the payment grossed up as necessary to comport with the tax-free nature of the Company’s direct provision of certain of those benefits. All payments, benefits and/or grants under this Section 9(d) shall be subject to Executive’s execution and delivery within 21 days of separation from service of a general release of the Company, its parents, subsidiaries and affiliates and each of its officers, directors, employees, agents, successors and assigns in a form that is acceptable to the Company, with such payments, benefits, and/or grants commencing within 30 days of the Executive’s separation from service.”

3.           Effectiveness of Amendments.  The amendment set forth in Section 2 shall be effective as of March 22, 2012.

4.           Conflicting Provisions.  In the event of any conflict or inconsistency between the provisions of this Amendment and those contained in the Existing Employment Agreement, the provisions of this Amendment shall govern and control and be binding upon the parties hereto.

5.           Miscellaneous Provisions.

(a)           Except as modified by this Amendment, the Existing Employment Agreement and all executory covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

(b)           This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey, without giving effect to its principles of conflicts of laws.

(c)           The covenants, agreements, terms and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and, except as may otherwise be provided in the Existing Employment Agreement, as hereby modified and supplemented, their respective legal successors and assigns.

(d)           This Amendment may not be changed orally but only by a writing signed by both parties hereto.

(e)           This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

Remainder of Page Intentionally Left Blank; Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CORMEDIX INC.

By:	/s/ Richard M. Cohen
Name:	Richard M. Cohen
Title:	Interim Chief Executive Officer

EXECUTIVE

/s/ Brian Lenz
Brian Lenz